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                                                                    Exhibit 11.4

                             PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

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
                                                                  SIX MONTHS ENDED JUNE 30, 1997
                                                       ---------------------------------------------------
                                                           NUMBER            PERCENT         EQUIVALENT
                                                         OF SHARES         OUTSTANDING         SHARES
                                                       --------------    --------------   ----------------
COMMON STOCK
   From Founders' Stock                                     2,300,000           100.00%          2,300,000
   Stock Options Exercised                                    642,233            96.78%            621,571
   Preferred Stock Converted to Common Stock               15,310,943           100.00%         15,310,943
   1994 Common Stock Offerings                             11,242,857           100.00%         11,242,857
   1995 Common Stock Offerings                              4,323,874           100.00%          4,323,874
   1996 Common Stock Offering                               6,000,000           100.00%          6,000,000
   Employee Stock Purchase Plan Shares Issued                  58,431            53.78%             31,425
   1997 Warrants Exercised                                     48,300            68.40%             33,039
                                                        -------------                         ------------
                                                           39,926,638                           39,863,709

WEIGHTED AVERAGE SHARES OUTSTANDING                                                             39,863,709

NET LOSS                                                                                      $(23,159,874)


NET LOSS PER SHARE                                                                            $      (0.58)
                                                                                              ============

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